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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (the "Agreement") is made and executed this 21st day of July, 2005, by and between HealthStream, Inc., a Tennessee corporation (the "Company"), and Robert A. Frist, Jr., an individual and resident of Nashville, Tennessee ("Executive").

         IN CONSIDERATION of the mutual undertakings of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

         1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and conditions hereinafter set forth.

         2. Term. The initial term of this Agreement shall commence and shall be effective as of the date set forth above (the "Effective Date") and shall extend from that date for a period of two years, unless earlier terminated as provided in this Agreement (the "Employment Term"). The Employment Term shall automatically be extended for successive one year periods unless on or before a date that is 90 days prior to the expiration of the Employment Term either the Company or Executive shall have given written notice to the other of its or his intention not to further extend the Employment Term, in which case in this Agreement shall expire and terminate at the end of the initial or extended Employment Term.

         3. Nature of Duties and Responsibilities; Extent of Services. During the Employment Term, Executive shall be employed by the Company as its President and Chief Executive Officer, or such other executive position as Executive shall approve, and shall have such duties, powers and authority as generally inure to those offices. Executive shall have the principal authority and responsibility for managing the day-to-day business and affairs of the Company. Executive shall report to and take direction only from the Board of Directors of the Company. During the Employment Term, Executive shall devote his full time to the business of the Company. For purposes of this Agreement, the term "full time" shall mean an average of 40 hours per work week.

         4. Location; Travel. The permanent place of employment of Executive shall be the corporate headquarters of the Company located in the metropolitan Nashville, Tennessee area. Executive shall not be required to relocate his place of employment outside of the metropolitan Nashville, Tennessee area at any time during the Employment Term without his prior consent, which consent may be withheld by Executive for any reason he deems appropriate. Executive may be required to conduct reasonable travel in the course of the performance of his duties on behalf of the Company.

         5. Compensation.

                  (a) For all services rendered by Executive under this Agreement, the Company shall compensate Executive at the annual base rate of $150,000, payable in semi-monthly installments.

                  (b) The annual rate of compensation provided in Section 5(a) may be adjusted for each year of the Employment Term by an amount determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion; provided, that such annual rate of compensation shall not at any time be less than the amount specified in
         Section 5(a).

                  (c) During the Employment Term, Executive shall be eligible for and shall participate in any bonus program, plan or arrangement (whether formal or informal) generally adopted or made available by the Company with respect to its officers or senior management





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         personnel, and the participation by Executive in any such program, plan or arrangement shall be upon terms and conditions (including without limitation the computation of amounts) substantially similar to those applicable to any other participant in such program, plan or arrangement; provided, that the Company may specify or require performance criteria unique to Executive. Nothing in this Section 5(c) shall be construed so as to require the Company to adopt any bonus program, plan or arrangement.

                  (d) The Company shall continue to pay Executive his compensation during any period of physical or mental incapacity or disability until his employment is terminated as provided in Section 9(d); provided, that payments so made to Executive during the period of disability shall be reduced by the sum of the amounts, if any, actually received by Executive with respect to such period under disability benefit plans provided by the Company at its cost or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                  (e) During the Employment Term, the Company shall pay the reasonable expenses incurred by Executive (based on business development objectives and within limits that may be established by the Board of Directors of the Company) in the performance of his duties under this Agreement (or shall reimburse Executive on account of such expenses paid directly by Executive) promptly upon the submission to the Company by Executive of appropriate vouchers prepared in accordance with applicable regulations of the Internal Revenue Service and all policies and procedures of the Company.

         6. Stock Options. During the Employment Term, Executive shall be eligible for and shall participate in any stock option or stock purchase plan, program or arrangement (whether formal or informal) generally adopted or made available by the Company with respect to its officers or senior management personnel, and the participation by Executive in any such plan, program or arrangement shall be upon terms and conditions (including without limitation the number of shares and the price at which such shares may be purchased) at least as favorable as those applicable to any other participant in such plan, program or arrangement.

         7. Other Benefits. In addition to the benefits described herein, Executive shall be entitled to and eligible for group medical and disability insurance coverage, life insurance coverage, vacation and any other fringe benefits that generally may from time to time be available to other executive officers of the Company. Executive shall be eligible to participate in any pension, profit sharing or other employee benefit plan of the Company or in which the Company participates. Executive shall be eligible for reimbursement of life insurance coverage in an amount not to exceed an annual cost of $10,000. Any and all such benefits provided in this Section 7 shall terminate on the expiration or earlier termination of this Agreement, except as otherwise required by law.

         8. Tax Withholding. With respect to all forms of compensation and benefits to be provided by the Company to Executive under the terms of this Agreement, the Company shall be entitled to deduct and withhold from Executive all income, employment, payroll and other taxes and similar amounts required by applicable law, rule or regulation of any appropriate governmental authority.

         9. Termination.

                  (a) Termination for Cause. Prior to the end of the stated or extended term of this Agreement, the Company may terminate this Agreement for cause, as provided below. In such event, the Company shall pay to Executive all accrued but unpaid compensation (excluding any bonus) earned to the effective date of termination, and the Company shall thereafter have no





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         further liability hereunder to Executive. The Company may terminate
         Executive for cause without notice in the event that Executive (i) has committed any act of intentional fraud or dishonesty that relates to the business of the Company; (ii) is convicted of, or enters a plea of nolo contendere with respect to, any felony at any time hereafter;
         (iii) willfully fails or refuses to perform his duties hereunder (other than as a result of Executive's incapacity due to physical or mental illness) within 30 days after a written demand for substantial performance is delivered to Executive by the Company specifying with reasonable particularity the duty or duties which the Company believes Executive has failed or refused to perform, or (iv) commits any other material breach of this Agreement which breach is not cured by Executive within 90 days of the date on which written notice of such breach is provided by the Company to Executive.

                  (b) Termination Without Cause. Prior to the end of the stated or extended term of this Agreement, the Company may terminate this Agreement, other than as provided in Section 9(a), upon 10 days prior written notice to Executive. In such event, the Company shall pay to Executive the amounts required under Section 9(i)).

                  (c) Death of Executive. In the event Executive's death occurs during the stated or extended term of this Agreement, Executive's employment with the Company shall terminate automatically and the Company shall pay to the estate of Executive all accrued but unpaid compensation (including any bonus previously declared or determined) earned to the date of death.

                  (d) Disability of Executive. In the event that Executive, due to any physical or mental illness, injury or condition, has been absent from his duties with the Company for more than 180 days (whether or not consecutive) during any 12-month period, the Company may terminate this Agreement immediately upon notice to Executive, in which case the Company shall pay to Executive or his legal guardian all accrued but unpaid compensation (including any bonus previously declared or determined) earned to the date of such termination.

                  (e) Voluntary Resignation. Executive may, upon 60 days prior written notice to the Company, voluntarily resign and thereby terminate this Agreement at any time prior to the expiration of the stated or extended term of this Agreement. In such event, the Company shall pay to Executive all accrued but unpaid compensation (excluding any bonus) earned to the effective date of resignation.

                  (f) Good Reason; Change of Control. Executive may, upon 30 days prior written notice to the Company, voluntarily resign for Good Reason at any time following any occurrence of a Change of Control. In such event, the Company shall pay to Executive the amounts required under Section 9(i).

                  For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one of the following events, unless corrected by the Company during the 30-day notice period referred to in the first paragraph of this Section 9(f):

                           (i) Any change in Executive's title, authorities,
                  responsibilities (including reporting responsibilities) which, in Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control or from his status, title, position or responsibilities (including reporting responsibilities) which were in effect following a Change in Control pursuant to Executive's consent to accept any such change; the assignment to him of any duties or work responsibilities which, in





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                  his reasonable judgment, are inconsistent with such status, title, position or work responsibilities; or any removal of Executive from, or failure to reappoint or reelect him to any such positions, except if any such changes are because of disability, retirement, death or cause (as defined in Section 9(a));

                           (ii) Any reduction by the Company in Executive's
                  annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person (as defined below) in control of the Company; provided, that in no event shall any such reduction reduce Executive's base salary below $150,000;

                           (iii) The relocation of Executive's office at which
                  he is to perform his duties to a location more than 30 miles from the location at which Executive performed his duties prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations prior to the Change in Control;

                           (iv) If the Executive had been based at the Company's
                  principal executive offices immediately prior to the Change in Control, the relocation of the Company's principal executive offices to a location more that 30 miles from the location of such offices immediately prior to the Change in Control;

                           (v) The failure by the Company, without Executive's
                  consent, to pay to Executive any portion of Executive's current compensation, or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

                           (vi) The failure by the Company to continue in effect
                  any stock-based and/or cash annual or long-term incentive compensation plan in which Executive participates immediately prior to the Change in Control, unless Executive participates after the Change in Control in other comparable plans generally available to senior executives of the Company and senior executives of any Person in control of the Company;

                           (vii) The failure by the Company to continue to
                  provide Executive with benefits substantially similar in value to Executive in the aggregate to those enjoyed by Executive under any of the Company's pension, life insurance, medical, health and accident or disability plans in which Executive was participating immediately prior to the Change in Control, unless Executive participates after the Change in Control in other comparable benefit plans generally available to senior executives of the Company and senior executives of any Person in control of the Company; or

                           (viii) The adverse and substantial alteration of the
                  nature and quality of the office space within which Executive performed his duties prior to a Change in Control as well as in the secretarial and administrative support provided to Executive, provided, that a reasonable alteration of the secretarial or administrative support provided to Executive as a result of reasonable measures implemented by the Company to effectuate a cost-reduction or consolidation program shall not constitutes Good Reason hereunder.

                  For purposes of this Agreement, a "Change in Control" shall mean the occurrence at any time during the Employment Term of any one of the following events:




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                           (i) An acquisition (other than directly from the
                  Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Executive, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by
                  (A) the Company, or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or the stockholders of the Company in substantially the same proportion as their ownership of the Voting Securities (for purposes of this definition, a "Subsidiary"), (2) the Company or its Subsidiaries, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                           (ii) The individuals who, as of the date of this
                  Agreement, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
                  Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii) Approval by stockholders of the Company of:

                                    (1) A merger, consolidation or
                           reorganization involving the Company, unless such merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, 50% or more of the combined voting power of the outstanding voting securities of the corporation or its parent entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                    (2) A complete liquidation or dissolution of
                           the Company; or

                                    (3) An agreement for the sale or other
                           disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).




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                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities than outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (g) Change of Duties. Executive may, upon 30 days prior written notice to the Company, voluntarily resign and thereby terminate this Agreement at any time after there has been a material reduction in his duties, powers or authority as an officer or employee of the Company (a "Material Change") without the express written consent of Executive and the Company fails to cure such Material Change within 10 days of notice thereof by Executive. In such event, the Company shall pay to Executive the amounts required under Section 9(i). For purposes of this Agreement, a Material Change shall be deemed to have occurred if (i) any person other than Executive is elected by the Board of Directors of the Company to hold the office of Chief Executive Officer,
         (ii) Executive is made subordinate to any other officer or employee of the Company, or (iii) Executive ceases to be a member of the Board of Directors of the Company at any time for any reason other than his resignation or removal by the Board of Directors for cause (as defined in Section 9(a)).

                  (h) Material Breach by Company. In the event that the Company materially breaches this Agreement, which breach is not cured by the Company within 90 days of the date on which written notice of such breach is provided by Executive to the Company, Executive may thereafter voluntarily resign and thereby terminate this Agreement. In such event, the Company shall pay to Executive the amounts required under Section 9(i).

                  (i) Severance Benefits. In the event that (i) the Company terminates the employment of Executive without cause (as provided in Section 9(b)), (ii) Executive elects to resign for Good Reason after the occurrence of a Change in Control (as provided in Section 9(f)),
         (iii) Executive elects to resign and terminate this Agreement upon the occurrence of a Material Change (as provided in Section 9(g)), or (iv) Executive elects to resign and terminate this Agreement upon the occurrence of a material breach of this Agreement by the Company (as provided in Section 9(h)), then, in addition to all accrued but unpaid compensation earned to the effective date of such termination, the Company shall pay to Executive a severance benefit computed as provided in this Section 9(i). The severance benefit shall be an amount equal to
         1.5 times the most recent recommended salary by the Compensation Committee for the Executive(such amount hereafter referred to as the "Annual Salary Amount"). In the event that Executive elects to resign for Good Reason after the occurrence of a Change in Control (as provided in Section 9(f)), then, in addition to the payment of the severance benefit described herein, the Company shall amend each stock option or stock purchase agreement between Executive and the Company to provide for the full and immediate vesting of all options, shares and other benefits provided therein, in each case effective as of the date of the termination of Executive.

                  (j) Manner of Payment. The amount of the severance benefit required under Section 9(i) shall be paid by the Company to Executive in 12 equal monthly installments beginning one month after the effective date of termination.




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                  (k) Effect of Termination. Other than as expressly provided in this Agreement, all forms of compensation and benefits provided to Executive herein shall terminate on the expiration or earlier termination of this Agreement.

                  (l) Resignation as Chairman. If Executive's employment by the Company is terminated for any reason, Executive hereby agrees that he shall simultaneously submit his resignation as the Chairman of the Board of Directors of the Company, if Executive then serves in such capacity. If Executive fails to submit such required resignation in writing, the provisions of this Section 9(l) may be deemed by the Company to constitute the Executive's written resignation as the Chairman effective as of the effective date of termination. Nothing in this Section 9(l) shall require Executive to resign as a member (other than the Chairman) of the Board of Directors of the Company, and Executive may continue to serve in a capacity other than as the Chairman notwithstanding the termination of his employment.

         10. Restrictive Covenant.

                  (a) Executive hereby covenants and agrees that during the Employment Term and for a period of one year thereafter and provided that the Company has made all severance payments to which Executive is entitled, as due, Executive shall not, directly or indirectly: (i) own any interest in, operate, join, control or participate as a partner, director, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity (each a "Competing Entity") which has material operations which compete with any business in which the Company is then engaged; (ii) solicit any customer or client of the Company with respect to any business in which the Company is then engaged (other than on behalf of the Company); or
         (iii) induce or encourage any employee of the Company to leave the employ of the Company; provided, that Executive may: (1) subject to the provisions of Section 3, continue his association with each of the entities described on Exhibit A hereto; and (2) solely as an investment, hold not more than 5% of the combined voting securities of any publicly-traded corporation or other business entity. The foregoing covenants and agreements of Executive are referred to herein as the "Restrictive Covenant." Executive represents and warrants to the Company that each entity listed on Exhibit A is not a Competing Entity as of the date hereof.

                  (b) Executive has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 10, including without limitation the time period of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company.

                  (c) Executive acknowledges that the Company's business is and will be built upon the confidence of those with whom it conducts business and that Executive will gain acquaintances and develop relationships by using the good will of the Company. Executive also acknowledges that the Company's business is and will be built upon the success of the Company in research, development and marketing, and through the development of certain business methods and trade secrets, and that Executive's position will give him confidential knowledge of all aspects of the Company's business and internal operations. In addition, Executive acknowledges that the Company's dealings through Executive will give Executive confidential knowledge that should not be divulged or used for his own benefit. Executive recognizes and agrees that his violation of any provision of the Restrictive Covenant will cause irreparable harm to the Company.

                  (d) In the event that, notwithstanding the foregoing, any of the provisions of this





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         Section 10 or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 10 relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

         11. Remedies. Executive agrees that in the event of any conduct by Executive violating any provision of Section 10, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision, to enjoin Executive from such conduct, to obtain an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Executive directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with any such violation, or to obtain any other relief, or any combination of the foregoing, that the Company may elect to pursue. Executive shall pay all legal fees and other costs incurred by the Company to enforce the provisions of Sections 10 and to obtain the remedies provided in this Section 11.

         12. Representations.

                  (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

                  (b) Executive represents and warrants that he is not a party to any agreement or instrument that would prevent him from entering into or performing his duties in any way under this Agreement.

         13. Waiver of Breach. The waiver by either party of a breach of any provisions of this Agreement by either party shall not operate or be construed as a waiver of any subsequent breach by either party.

         14. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Executive or by the Company without the prior written consent of the other, except that the Company may assign this Agreement to any business entity that acquires the Company or its business operations and thereafter conducts the business of the Company.

         15. Construction. This Agreement shall be construed under and enforced in accordance with the internal laws of the State of Tennessee.

         16. Entire Agreement. This Agreement is the entire agreement of the parties and supersedes all prior agreements and understandings, written or oral. This Agreement shall not be amended or modified except in writing executed by both parties.

         17. Notice. For the purposes of this Agreement, notices shall be deemed given when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed in the case of the Company to its principal executive office; or in the case of Executive to the address shown on





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the signature page of this Agreement. Either party may change such address by giving the other party notice of such change in the aforesaid manner, except that notices of changes of address shall only be effective upon receipt.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    HEALTHSTREAM, INC.


                                    By: /s/ Frank Gordon
                                        ---------------------

                                    Title: Member, Compensation Committee of the
                                           Board of Directors


                                    EXECUTIVE:


                                    /s/ Robert A. Frist, Jr.
                                    ------------------------
                                    Robert A. Frist, Jr.

                                    Address:

                                    211 Craighead Avenue
                                    Nashville, Tennessee 37215


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                                    EXHIBIT A


HearingPlanet, Inc.